     As filed with the Securities and Exchange Commission on July 25, 2002
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                           LEAPFROG ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         95-4652013
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                          6401 Hollis Street, Suite 150
                        Emeryville, California 94608-1071
                                 (510) 420-5000
                    (Address of principal executive offices)



                           2002 Equity Incentive Plan
                 2002 Non-Employee Directors' Stock Option Plan

                        2002 Employee Stock Purchase Plan
                            (Full title of the plans)


                                 Michael C. Wood
                         6401 Hollis Street, Suite 150
                        Emeryville, California 94608-1071
                                 (510) 420-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                            Kenneth L. Guernsey, Esq.
                               Cooley Godward LLP
                          One Maritime Plaza, Floor 20
                             San Francisco, CA 94111
                                 (415) 693-2000

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
 Title of Securities        Amount to be                                                      Amount of
 to be Registered (1)      Registered (1)      Proposed Maximum      Proposed Maximum     Registration Fee
                                                   Offering             Aggregate
                                              Price per Share (2)   Offering Price (2)
-------------------------------------------------------------------------------------------------------------

Class A Common Stock,    17,407,983 shares      $6.36 - $13.00        $157,164,264          $14,460
      par value
  $ 0.0001 per share
=============================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement shall also cover any additional shares of Registrant's Class A Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Class A Common Stock. In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the (a) the weighted average exercise price for outstanding options granted pursuant to the Registrant's (i) 2002 Equity Incentive Plan and (ii) 2002 Employee Directors' Stock Option Plan and (b) the anticipated initial public offering price of the Registrant's Class A Common Stock.

The chart below details the calculations of the registration fee:

-------------------------------------------------------------------------------------------------
           SECURITIES                 NUMBER OF SHARES        OFFERING PRICE       AGGREGATE
                                                                 PER SHARE       OFFERING PRICE
-------------------------------------------------------------------------------------------------
Shares issuable pursuant to           10,526,706             $  6.44(2)(a)(i)   $  66,782,663
outstanding options under the
2002 Equity Incentive Plan
-------------------------------------------------------------------------------------------------
Shares reserved for future             4,131,277             $13.00(2)(b)       $  53,706,601
grant under the 2002 Equity
Incentive Plan
-------------------------------------------------------------------------------------------------
Shares issuable pursuant to              150,000             $ 12.50(2)(a)(ii)  $   1,875,000
outstanding options under the
2002 Non-Employee Directors'
Stock Option Plan
-------------------------------------------------------------------------------------------------
Shares reserved for future               600,000             $ 13.00(2)(b)      $   7,800,000
grant under the 2002
Non-Employee Directors' Stock
Option Plan
-------------------------------------------------------------------------------------------------
Shares reserved for future             2,000,000             $13.00(2)(b)       $  26,000,000
grant under the 2002 Employee
Stock Purchase Plan
-------------------------------------------------------------------------------------------------
Proposed Maximum Offering Price                                                 $ 157,164,264
-------------------------------------------------------------------------------------------------
Registration Fee                                                                $      14,460
-------------------------------------------------------------------------------------------------

                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by LeapFrog Enterprises, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's prospectus filed pursuant to Rule 424(b) under the Act, on July 25, 2002, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

        (b) The Company's registration statement on Form S-1, including the description of the Company's Class A Common Stock, filed April 24, 2002 (No. 333-86898), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such registration statement or such description.

        (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Cooley Godward LLP, San Francisco, California, will pass upon the validity of the shares of the Company's Class A Common Stock being offered hereby for the Company. Certain partners and employees of Cooley Godward are members of FrogPond, LLC, which holds 5,487,805 shares of the Company's Class B Common Stock and a warrant to purchase an additional 1,800,000 shares of the Company's Class B Common Stock. As of the date of this Registration Statement, such partners' and employees' interest in FrogPond, including shares that may be purchased under the warrant, corresponds to fewer than 225,000 shares of the Company's Class B Common Stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors, and permit the Company to indemnify its officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        The Company has entered into indemnity agreements with each of its directors and executive officers and with certain of its other officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                                    EXHIBITS

  EXHIBIT
  NUMBER

    4.1*     Amended and Restated Certificate of Incorporation
    4.2*     Amended and Restated Bylaws
    4.3*     2002 Equity Incentive Plan and related documents

    4.4*     2002 Non-Employee Directors' Stock Option Plan and related documents
    4.5*     2002 Employee Stock Purchase Plan and related documents
    5.1      Opinion of Cooley Godward LLP

   23.1      Consent of Ernst & Young LLP, Independent Auditors

   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration
             Statement

   24.1      Power of Attorney is contained on the signature pages.

-------------------
* Documents incorporated by reference from the Company's Registration Statement of Form S-1, as amended (333-86898), filed with the SEC on April 24, 2002.

                                  UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 25th day of July, 2002.

                                      LEAPFROG ENTERPRISES, INC.

                                      By:        /s/ Michael C. Wood
                                         --------------------------------------
                                                    Michael C. Wood
                                         Chief Executive Officer and President



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. Wood and James P. Curley, and each or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 NAME                                   TITLE                        DATE


        /s/ Michael C. Wood              Chief Executive Officer, President,      July 25, 2002
-----------------------------------           Vice Chairman and Director
           MICHAEL C. WOOD                  (Principal Executive Officer)

        /s/ James P. Curley                    Chief Financial Officer            July 25, 2002
-----------------------------------     (Principal Financial and Accounting
           JAMES P. CURLEY                           Officer)

        /s/ Thomas J. Kalinske                        Director                    July 25, 2002
-----------------------------------
          THOMAS J. KALINSKE

          /s/ Paul A. Rioux                           Director                    July 25, 2002
-----------------------------------
            PAUL A. RIOUX

         /s/ Stanley E. Maron                         Director                    July 25, 2002
-----------------------------------
           STANLEY E. MARON

         /s/ Steven B. Fink                           Director                    July 25, 2002
-----------------------------------
            STEVEN B. FINK

         /s/ Sarina D. Simon                          Director                    July 25, 2002
-----------------------------------
           SARINA D. SIMON

           /s/ Jeffrey Berg                           Director                    July 25, 2002
-----------------------------------
             JEFFREY BERG

           /s/ Barry Munitz                           Director                    July 25, 2002
-----------------------------------
             BARRY MUNITZ

        /s/ Stewart A. Resnick                        Director                    July 25, 2002
-----------------------------------
          STEWART A. RESNICK

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER

    4.1*     Amended and Restated Certificate of Incorporation
    4.2*     Amended and Restated Bylaws
    4.3*     2002 Equity Incentive Plan and related documents

    4.4*     2002 Non-Employee Directors' Stock Option Plan and related documents
    4.5*     2002 Employee Stock Purchase Plan and related documents
    5.1      Opinion of Cooley Godward LLP

   23.1      Consent of Ernst & Young LLP, Independent Auditors

   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration
             Statement

   24.1      Power of Attorney is contained on the signature pages.

-------------------
* Documents incorporated by reference from the Company's Registration Statement of Form S-1, as amended (333-86898), filed with the SEC on April 24, 2002.